Exhibit 99.1

Selective Reports Third Quarter 2022 Results, Including Net Income of $0.66 per Diluted Common Share and Non-GAAP Operating Income1 of $0.99 per Diluted Common Share

Third Quarter Return on Common Equity ("ROE") of 7.0% and Non-GAAP Operating ROE1 of 10.5%

In the third quarter of 2022, we reported:

•Net premiums written ("NPW") increased 11% compared to the third quarter of 2021;
•GAAP combined ratio of 96.8%;
•Commercial Lines renewal pure price increases averaged 5.8%, compared to 5.3% in the second quarter of 2022;
•After-tax net investment income of $52 million, down 31% compared to the third quarter of 2021;
•Book value per common share of $36.96, down 7% in the third quarter; and
•Adjusted book value per common share¹ of $44.59, up 1% in the third quarter.

Branchville, NJ - November 2, 2022 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the third quarter ended September 30, 2022, with net income per diluted common share of $0.66 and non-GAAP operating income1 per diluted common share of $0.99. The third quarter combined ratio was a profitable 96.8%, with 4.0% points of catastrophe losses, including a $10 million ultimate net loss for Hurricane Ian. Non-catastrophe property losses were 3.5 points above the prior-year period. The non-GAAP operating ROE was 10.5%, and NPW increased 11% from a year ago. NPW growth was strong across our Standard Commercial Lines, Standard Personal Lines, and Excess & Surplus segments, driven by renewal pure price increases, solid retention, and exposure growth. For the quarter, the Investments segment contributed 8.9 points of annualized ROE.

"We are proud of our results and ability to effectively navigate through an environment characterized by capital markets volatility and historic levels of economic inflation. We have established an organizational discipline focused on balancing profitability and growth, as demonstrated by our strong and consistent results throughout this challenging environment," said John Marchioni, President and CEO.

"We remain focused on maintaining disciplined underwriting and appropriate risk-based pricing. With an extremely strong balance sheet, we continue to enhance our market position with our customers and distribution partners. We are well positioned to meet our 2022 ROE target of 11%, marking our ninth consecutive year of double-digit non-GAAP operating returns on common equity," Mr. Marchioni concluded.

Operating Highlights

Consolidated Financial Results	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ and shares in millions, except per share data	2022		2021			2022		2021
Net premiums written	$903.4		812.9	11%		$2,723.9		2,444.3	11%
Net premiums earned	853.9		767.2	11		2,500.6		2,232.7	12
Net investment income earned	63.9		93.0	(31)		206.7		246.5	(16)
Net realized and unrealized (losses) gains, pre-tax	(25.7)		0.2	(14,609)		(108.9)		15.4	(809)
Total revenues	895.0		865.0	3		2,605.9		2,509.5	4
Net underwriting income, after-tax	21.4		8.6	148		95.3		130.0	(27)
Net investment income, after-tax	51.5		74.7	(31)		166.7		198.5	(16)
Net income available to common stockholders	40.2		71.4	(44)		131.5		297.8	(56)
Non-GAAP operating income[1]	60.5		71.3	(15)		217.5		285.7	(24)
Combined ratio	96.8%		98.6	(1.8)	pts	95.2%		92.6	2.6	pts
Loss and loss expense ratio	64.1		65.9	(1.8)		62.7		60.0	2.7
Underwriting expense ratio	32.6		32.6	—		32.4		32.4	—
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.2	(0.1)
Net catastrophe losses	4.0	pts	10.0	(6.0)		4.0	pts	5.8	(1.8)
Non-catastrophe property losses and loss expenses	19.6		16.1	3.5		18.3		15.5	2.8
(Favorable) prior-year reserve development on casualty lines	(1.9)		(1.8)	(0.1)		(1.9)		(3.0)	1.1
Net income available to common stockholders per diluted common share	$0.66		1.18	(44)%		$2.16		4.92	(56)%
Non-GAAP operating income per diluted common share[1]	0.99		1.18	(16)		3.57		4.72	(24)
Weighted average diluted common shares	60.8		60.6	—		60.8		60.5	1
Book value per common share	$36.96		45.27	(18)		36.96		45.27	(18)
Adjusted book value per common share¹	44.59		41.56	7		44.59		41.56	7

Overall Insurance Operations

For the third quarter, overall NPW increased 11% from a year ago, reflecting average renewal pure price increases of 5.3%, solid retention, new business, and exposure growth. Our combined ratio was 96.8% in the quarter, compared with 98.6% a year ago, with the improvement driven by lower catastrophe losses. Our underlying combined ratio, which excludes catastrophe losses and casualty reserve development, was 94.7% this quarter, compared to 90.4% a year ago. The 4.3-point increase was driven principally by non-catastrophe property losses that were 3.5 points higher than a year ago. The increase in non-catastrophe property losses was primarily driven by higher severities from inflationary pressures on items such as new and used car prices, auto repair costs, and building materials and labor costs. While our booked casualty loss ratios remain on plan and unchanged for the 2022 accident year, the recognition of $9.3 million of ceded earned casualty reinstatement premium in the quarter, principally due to development on one large loss from the 2018 treaty year and two large losses from the 2020 treaty year, added 0.8 points to the all-lines combined ratio. Our Insurance Operations generated 3.7 points of annualized ROE in the quarter.

Standard Commercial Lines Segment

For the third quarter, Standard Commercial Lines premiums (representing 80% of total NPW) increased 11% compared to a year ago. The premium growth reflected average renewal pure price increases of 5.8%, new business growth of 5%, and consistently solid retention of 86%. The third quarter combined ratio was 96.8%. The following table shows the variances relative to the 97.2% combined ratio a year ago:

Standard Commercial Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$727.5		652.6	11%		$2,225.4		1,995.3	12%
Net premiums earned	692.4		619.6	12		2,034.1		1,808.5	12
Combined ratio	96.8%		97.2	(0.4)	pts	94.5%		91.4	3.1	pts
Loss and loss expense ratio	63.4		63.5	(0.1)		61.1		57.9	3.2
Underwriting expense ratio	33.3		33.5	(0.2)		33.2		33.3	(0.1)
Dividends to policyholders ratio	0.1		0.2	(0.1)		0.2		0.2	—
Net catastrophe losses	2.6	pts	8.1	(5.5)		2.7	pts	4.3	(1.6)
Non-catastrophe property losses and loss expenses	18.7		14.5	4.2		16.9		13.7	3.2
(Favorable) prior-year reserve development on casualty lines	(2.3)		(2.3)	—		(2.4)		(3.3)	0.9

Standard Personal Lines Segment

For the third quarter, Standard Personal Lines premiums (representing 10% of total NPW) increased 11% compared to a year ago. Renewal pure price increases averaged 0.5%, retention was 85%, and new business was up $7.2 million, or 70%, compared to last year. The third quarter combined ratio was 101.8%. The following table shows the variances relative to the 115.2% combined ratio a year ago:

Standard Personal Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$86.8		78.2	11%		$234.5		221.9	6%
Net premiums earned	75.6		73.4	3		221.6		220.5	1
Combined ratio	101.8%		115.2	(13.4)	pts	103.3%		99.0	4.3	pts
Loss and loss expense ratio	75.7		88.8	(13.1)		77.8		72.7	5.1
Underwriting expense ratio	26.1		26.4	(0.3)		25.5		26.3	(0.8)
Net catastrophe losses	14.9	pts	26.7	(11.8)		16.5	pts	13.7	2.8
Non-catastrophe property losses and loss expenses	38.4		39.1	(0.7)		36.8		34.8	2.0
(Favorable) prior-year reserve development on casualty lines	—		—	—		—		—	—

Excess and Surplus Lines Segment

For the third quarter, Excess and Surplus Lines premiums (representing 10% of total NPW) increased 9% compared to the prior-year period, driven by average renewal pure price increases of 6.7% and new business growth of 8%. The third quarter combined ratio was 93.0%. The following table shows the variances relative to the 93.7% combined ratio a year ago:

Excess and Surplus Lines Segment	Quarter ended September 30,			Change		Year-to-Date September 30,			Change
$ in millions	2022		2021			2022		2021
Net premiums written	$89.1		82.1	9%		$264.1		227.1	16%
Net premiums earned	85.8		74.3	15		244.8		203.8	20
Combined ratio	93.0%		93.7	(0.7)	pts	93.3%		96.3	(3.0)	pts
Loss and loss expense ratio	61.0		62.8	(1.8)		61.2		64.7	(3.5)
Underwriting expense ratio	32.0		30.9	1.1		32.1		31.6	0.5
Net catastrophe losses	5.4	pts	9.2	(3.8)		3.3	pts	10.5	(7.2)
Non-catastrophe property losses and loss expenses	10.1		6.5	3.6		12.4		10.5	1.9
(Favorable) prior-year reserve development on casualty lines	—		—	—		—		(3.4)	3.4

Investments Segment

For the third quarter, after-tax net investment income of $52 million was down $23 million, or 31%, compared to last year. After-tax alternative investment income was $38 million lower in third quarter 2022 than the prior-year period. The variance was driven by a $4 million after-tax loss in third quarter 2022 compared to an after-tax gain of $34 million in third quarter 2021. This decline was partially offset by significantly higher income from our fixed income securities portfolio due to higher book yields. For the quarter, the after-tax earned income yield averaged 2.7% for the overall portfolio, and 3.4% for the fixed income securities portfolio. The investment portfolio's total return was (2.6)%, driven by a sharp increase in interest rates during the quarter. These resulted in $189 million of after-tax net unrealized losses on our fixed income securities recorded in accumulated other comprehensive income, and $20 million of after-tax net realized and unrealized losses recorded in net income. Invested assets per dollar of common stockholders' equity was $3.38 at September 30, 2022, and the investment portfolio generated 8.9 points of non-GAAP operating ROE for the quarter.

Investments Segment	Quarter ended September 30,		Change		Year-to-Date September 30,		Change
$ in millions, except per share data	2022	2021			2022	2021
Net investment income earned, after-tax	$51.5	74.7	(31)%		$166.7	198.5	(16)%
Net investment income per common share	0.85	1.23	(31)		2.74	3.28	(16)
Effective tax rate	19.3%	19.7	(0.4)	pts	19.4%	19.5	(0.1)	pts
Average yields:
Portfolio:
Pre-tax	3.4	4.8	(1.4)		3.5	4.3	(0.8)
After-tax	2.7	3.8	(1.1)		2.9	3.4	(0.5)
Fixed income securities:
Pre-tax	4.2%	3.1	1.1	pts	3.7%	3.2	0.5	pts
After-tax	3.4	2.5	0.9		3.0	2.6	0.4
Annualized ROE contribution	8.9	11.0	(2.1)		8.9	10.1	(1.2)

Balance Sheet

$ in millions, except per share data	September 30, 2022		December 31, 2021		Change
Total assets	$10,520.5		10,461.4		1%
Total investments	7,536.1		8,027.0		(6)
Long-term debt	505.2		506.1		—
Stockholders’ equity	2,427.5		2,982.9		(19)
Common stockholders' equity	2,227.5		2,782.9		(20)
Invested assets per dollar of common stockholders’ equity	3.38		2.88		17
Net premiums written to policyholders' surplus	1.45	x	1.33	x	0.12	x
Book value per common share	$36.96		46.24		(20)
Adjusted book value per common share¹	44.59		43.23		3
Debt to total capitalization	17.2%		14.5%		2.7	pts

Book value per common share declined by $9.28, or 20%, during the first nine months of 2022. The decline was principally driven by (i) a $10.64 change in after-tax net unrealized losses on our fixed income securities portfolio from higher interest rates, and (ii) $0.84 of dividends on our common stock paid to shareholders, partially offset by $2.16 of net income per diluted common share. During the first nine months of 2022, the Company repurchased 165,159 shares for $12.4 million, or an average price of $75.20 per share. Capacity under our existing repurchase authorization was $84.2 million as of September 30, 2022.

Selective's Board of Directors declared:

•    A 7% increase in the quarterly cash dividend on common stock, to $0.30 per common share, that is payable December 1, 2022, to holders of record on November 15, 2022; and
•    A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depository share) payable on December 15, 2022, to holders of record as of November 30, 2022.

Guidance
Our full-year expectations are as follows:
•A GAAP combined ratio, excluding net catastrophe losses, of 91.5% (prior guidance 90.5%). Our combined ratio estimate assumes no additional prior-year casualty reserve development;
•Net catastrophe losses of 3.5 points (prior guidance 4.0 points) on the combined ratio;
•After-tax net investment income of $215 million (prior guidance $215 million) that includes after-tax net investment income from our alternative investments of $7 million (prior guidance $15 million);
•An overall effective tax rate of approximately 20.5%, which assumes an effective tax rate of 19.5% for net investment income and 21.0% for all other items; and
•Weighted average shares of 61 million on a fully diluted basis.

The supplemental investor package, including financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 A.M. ET, on Thursday, November 3, 2022, at www.Selective.com. The webcast will be available for rebroadcast until the close of business on December 2, 2022.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in the Fortune 1000 and certification as a Great Place to Work® in 2022 for the third consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income. Adjusted book value per common share differs from book value per common share by the exclusion of total after-tax unrealized gains and losses on investments included in accumulated other comprehensive (loss) income. These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended as a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income, non-GAAP operating income per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
Net income available to common stockholders	$40.2	71.4	131.5	297.8
Net realized and unrealized investment losses (gains) included in net income, before tax	25.7	(0.2)	108.9	(15.4)
Tax on reconciling items	(5.4)	—	(22.9)	3.2
Non-GAAP operating income	$60.5	71.3	217.5	285.7

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
Net income available to common stockholders per diluted common share	$0.66	1.18	2.16	4.92
Net realized and unrealized investment losses (gains) included in net income, before tax	0.42	—	1.79	(0.25)
Tax on reconciling items	(0.09)	—	(0.38)	0.05
Non-GAAP operating income per diluted common share	$0.99	1.18	3.57	4.72

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
Return on Common Equity	7.0%	10.6	7.0	15.1
Net realized and unrealized investment losses (gains) included in net income, before tax	4.4	—	5.8	(0.8)
Tax on reconciling items	(0.9)	—	(1.2)	0.2
Non-GAAP Operating Return on Common Equity	10.5%	10.6	11.6	14.5

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended September 30,		Year-to-Date September 30,
	2022	2021	2022	2021
Book value per common share	$36.96	45.27	36.96	45.27
Total unrealized investment losses (gains) included in accumulated other comprehensive (loss) income, before tax	9.67	(4.71)	9.67	(4.71)
Tax on reconciling items	(2.04)	1.00	(2.04)	1.00
Adjusted book value per common share	44.59	41.56	44.59	41.56

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or industry actual results, activity levels, or performance to materially differ from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we can give no assurance that such expectations will prove correct. We undertake no obligation, other than as federal securities laws may require, to publicly update or revise any forward-looking statements for any reason.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Related to COVID-19:
◦Governmental directives to contain or delay the spread of the COVID-19 pandemic have disrupted ordinary business commerce and impacted financial markets. These governmental actions, the extent, duration, and possible alteration based on future COVID-19-related developments that we cannot predict, could materially and adversely affect our results of operations, net investment income, financial position, and liquidity.
◦The amount of premium we record may be reduced and our underwriting results may be adversely impacted by (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, and we may be required to return more premium than warranted by our filed rating plans and actual loss experience, (iii) the effects of our voluntary efforts or the directives from various state insurance regulators to extend individualized payment flexibility and suspend policy cancellations, late payment notices, and late or reinstatement fees, (iv) return premiums that could be significant because our general liability and workers compensation policies provide for premium audit of revenues and payrolls, and (v) collectability of premiums, which may be impacted by policyholder financial distress and insolvency.
◦Our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted if litigation or changes in statutory or common law (i) require payment of COVID-19-related business interruption losses despite contrary terms, conditions, and exclusions in our policies or (ii) presume that COVID-19 is a work-related illness compensable under workers compensation policies for employees who contract the virus, regardless of whether they worked in industries defined as essential in various COVID-19-related governmental directives or interacted with the public as part of their job duties.
◦Our net investment income may be impacted by the significant equity and debt financial market volatility resulting from the COVID-19 pandemic and the related governmental orders because (i) financial market volatility is reflected in our alternative investments’ performance, (ii) increased spreads on fixed income securities may create mark-to-market investment valuation losses that reduce unrealized capital gains and impact GAAP equity, and (iii) net realized losses may increase if we intend to sell more securities, particularly in asset classes that are more significantly impacted by COVID-19-related governmental directives and to which the Federal Reserve Board is providing liquidity and structural support.
◦To varying degrees, the effect, lifting, or lapsing of COVID-19-related governmental directives have disrupted supply chains and caused shortages of products, services, and labor. These shortages may impact our ability to attract and retain labor, including increasing attrition rates, wages, and the cost and difficulty of obtaining third-party non-U.S.-based resources.
•The ongoing Russian war against Ukraine is impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums and investment valuation;
•Difficult conditions in global capital markets and the economy, including the risk of prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events such as hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;

•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable ratings from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a constantly changing business environment, and new risk factors may emerge any time.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com